Exhibit 99.1

pdvWireless Reports Year End Results

WOODLAND PARK, NJ – June 6, 2017 – pdvWireless, Inc., (NASDAQ: PDVW) (the “Company” or “pdvWireless”), a wireless communications carrier focused on developing and offering private network and mobile communication solutions for businesses, reported today its fourth quarter and fiscal year end results for the period ended March 31, 2017.

“As we look back at fiscal year 2017 and reflect on our performance, I am pleased with the progress we’ve made in executing our strategic initiatives,” said John C. Pescatore, President and CEO of pdvWireless.  “We’ve made advances across all three of our key priorities including furthering our regulatory efforts, identifying compelling customer use cases for our spectrum and increasing sales in our DispatchPlus business.”

While advancing its regulatory initiatives, the Company continues to evaluate best use cases for its spectrum position, with a focus on increasing its commercial outreach to potential customers in the critical infrastructure industry. “We believe that security, priority access, control and customization requirements are just some of the reasons critical infrastructure and enterprise customers will be interested in obtaining the private network services we plan to deploy,” added Mr. Pescatore.

During the fourth fiscal quarter, the Company continued its effort to secure support for its Petition, filed jointly by the Company and the Enterprise Wireless Alliance with the Federal Communications Commission (“FCC”), while evaluating technology solutions utilizing its spectrum in both its current configuration and in its proposed modernized form. As a wireless carrier with a nationwide spectrum position, the Company’s DispatchPlus services are the first layer of applications on its enterprise focused private network. Currently deployed in seven major metropolitan areas, the Company remains focused on enhancing its service offerings and replicating its proven DispatchPlus use cases with additional prospects in its current fiscal year.

Financial Results

Revenue for the Company’s fourth fiscal quarter and year ended March 31, 2017 was $1.3 million and $4.8 million, respectively. Revenue for the same periods of the prior year was $1.0 million and $3.5 million, respectively.

Net loss for the Company’s fourth quarter and year ended March 31, 2017 was ($14.0 million), or ($0.97) per share, and ($39.2 million), or ($2.72) per share, respectively. Net loss for the same periods of the prior year were ($6.8 million), or ($0.47) per share, and ($21.8 million), or ($1.54) per share, respectively. In accordance with GAAP, a non-cash deferred tax charge of $(6.5 million), or ($0.45) per share was recorded in the fourth quarter of the just ended fiscal year.

The Company’s revenues for the three and twelve months ended March 31, 2017 continued to principally represent its historical software-as-a-service (“SaaS”) business. The increases in revenues for each of those periods, however, were primarily from its DispatchPlus business.

Cost of revenue for the three and twelve months ended March 31, 2017 was $2.0 million and $7.0 million, respectively. Cost of revenue for the same periods of the prior year was $1.7 million and $3.5 million, respectively. The increases over the prior periods primarily reflect the costs to maintain and operate the Company’s DispatchPlus networks.

Operating expenses for the three months ended March 31, 2017 increased by $0.8 million, or 13%, to $6.9 million from $6.1 million for the three months ended March 31, 2016. For the twelve months ended March 31, 2017, operating expenses increased by $8.5 million, or 39%, to $30.5 million from $22.0 million for the twelve months ended March 31, 2016. The increases for the three and twelve months ended periods were principally driven by, in the three-month period, increased headcount and, in the twelve-month period, increased headcount, and consulting fees principally for the FirstNet bid process.

In the three months ended March 31, 2017, the Company recorded a non-cash income tax expense of ($6.5 million), or ($0.45) per share, to increase the valuation allowance related to its deferred tax assets. As a result of cumulative losses over the prior three years, US GAAP does not allow consideration of any benefit of growth assumptions in future years.  As such, when evaluating the realizable value of the deferred tax assets, the Company determined that the valuation allowance should be increased. Importantly, the increase in the valuation allowance does not limit the Company's ability to use the deferred tax assets, including loss carryforwards, going forward as taxable income is generated.

Adjusted EBITDA for the fourth quarter and year ended March 31, 2017 was negative ($5.8 million) and negative ($25.8 million), respectively. For the same periods of the prior year, Adjusted EBITDA was negative ($5.1 million) and negative ($16.4 million), respectively.

Strong Cash Position

The Company has a strong cash position, with $124.1 million in available cash as of March 31, 2017, a decrease of $6.6 million from December 31, 2016 as the Company continued to further develop its DispatchPlus business and invested in the pursuit and development of its other business and spectrum initiatives.

Conference Call

The Company will host a conference call at 4:45 p.m. EDT today, June 6, 2017, to discuss its fourth quarter and full fiscal year 2017 financial results and update investors on its strategic initiatives. Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2845 and using the conference code 681925. The earnings call will be available for replay until June 20, 2017 and can be accessed through the pdvWireless Investor Relations website at http://corp.pdvwireless.com/investors/events/.

About pdvWireless

pdvWireless, Inc. is a private wireless communications carrier and provider of mobile workforce management solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations. pdvWireless has commenced launching private push-to-talk networks in seven major markets throughout the United States. Its patented and industry-validated SaaS technology improves team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service. pdvWireless' Chairman, Brian McAuley, and Vice Chairman, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in FCC regulatory matters and two-way radio operations. pdvWireless is headquartered in Woodland Park, New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, other income (expense)-net, income taxes and stock-based compensation. The Company has included below a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company’s management uses Adjusted EBITDA to evaluate the Company’s performance and provides this financial measure to investors as a supplement to the Company’s reported results because management believes this information provides additional insight into the Company’s operating performance by disregarding certain nonrecurring or non-cash items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company’s financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. The non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding the regulatory status and timing of the Company’s Joint Petition for Rulemaking filed with the FCC, the Company’s spectrum and other business initiatives and opportunities and the Company’s DispatchPlus business and its sales and marketing initiatives. Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) the Company’s spectrum initiatives, including its FCC petition aimed at modernizing and realigning the 900 MHz spectrum band to increase its usability and capacity, including the future deployment of broadband technologies and services, may not be successful on a timely basis or at all, and may require significant time and attention from its senior management team and the expenditure of significant resources; (ii) the Company may not be successful in identifying, developing and commercializing network and mobile communication solutions utilizing its current and future spectrum and commercially available technologies; (iii) the Company has a limited operating history with respect to its recently launched DispatchPlus business; (iv) the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future; (v) the Company’s indirect sales model may not be successful; (vi) the market for the Company’s DispatchPlus service may not prove to be as large as and/or it may be more difficult for the Company to obtain customers for its DispatchPlus service than it initially expected; (vii) the wireless communication industry is highly competitive and the Company may not be able to compete successfully; and (viii) government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results or operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 6, 2017. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor Relations Contacts:

Natasha Vecchiarelli Investor Relations Manager pdvWireless, Inc. 973-531-4397 ir@pdvwireless.com	Joele Frank, Wilkinson Brimmer Katcher
Joe Millsap 415-869-3950
jmillsap@joelefrank.com
Adam Pollack 212-355-4449 apollack@joelefrank.com

pdvWireless, Inc.

Consolidated Statements of Operations

(dollars in thousands, except share data)

	Three months ended		For the year ended
	March 31,		March 31,
	2017	2016	2017	2016
Operating revenues	(Unaudited)	(Unaudited)
Service revenue	$991	$701	$3,618	$2,625
Spectrum lease revenue	182	182	729	729
Other revenue	91	68	440	190
Total operating revenues	1,264	$951	4,787	3,544
Cost of revenue
Sales and service	1,958	1,697	7,049	3,469
Gross (loss) profit	(694)	(746)	(2,262)	75
Operating expenses
General and administrative	4,483	4,570	22,553	16,726
Sales and support	1,795	1,140	5,652	3,956
Product development	582	340	2,316	1,323
Total operating expenses	6,860	6,050	30,521	22,005
Loss from operations	(7,554)	(6,796)	(32,783)	(21,930)
Interest expense	(1)	(4)	(5)	(3)
Interest income	55	26	128	104
Other (expense) income	(15)	—	(28)	1
Loss before income taxes	(7,515)	(6,774)	(32,688)	(21,828)
Income tax expense	6,498	—	6,498	—
Net loss	$(14,014)	$(6,774)	$(39,186)	$(21,828)
Net loss per common share basic and diluted	$(0.97)	$(0.47)	$(2.72)	$(1.54)
Weighted-average common shares used to compute basic and diluted net loss per share	14,421,878	14,375,466	14,390,641	14,156,848

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended		For the year ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net loss	$(14,014)	$(6,774)	$(39,186)	$(21,828)
Income tax expense	6,498	—	6,498	—
Interest income (expense) - net	(54)	(22)	(123)	(101)
Other income (expense) - net	15	—	28	(1)
Depreciation - Cost of revenue	568	230	2,057	435
Depreciation and amortization - Operating expenses	50	39	187	121
Stock-based compensation expense	1,107	1,382	4,744	4,970
Adjusted EBITDA	$(5,830)	$(5,145)	$(25,795)	$(16,404)

pdvWireless, Inc.

Consolidated Balance Sheets

(dollars in thousands, except for share data)

	2017	2016

ASSETS
Current Assets
Cash and cash equivalents	$124,083	$153,463
Accounts receivable, net of allowance for doubtful accounts of $53 and $3	636	528
Inventory	128	93
Prepaid expenses and other current assets	874	907
Total current assets	125,721	154,991
Property and equipment	14,509	15,120
Intangible assets	104,676	103,656
Capitalized patent costs, net	210	222
Other assets	370	60
Total assets	$245,486	$274,049
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,399	$3,781
Accounts payable - officers	36	44
Current portion of note payable	497	494
Deferred revenue	789	745
Total current liabilities	4,721	5,064
Noncurrent liabilities
Long-term portion of note payable	—	497
Deferred revenue	5,033	5,648
Deferred income taxes	6,498	—
Other liabilities	1,338	655
Total liabilities	17,590	11,864
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at March 31, 2017 and March 31, 2016	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,358,564 shares issued and outstanding at March 31, 2017 and 14,300,790 shares issued and outstanding at March 31, 2016	1	1
Additional paid-in capital	330,566	325,669
Accumulated deficit	(102,671)	(63,485)
Total stockholders' equity	227,896	262,185
Total liabilities and stockholders' equity	$245,486	$274,049

pdvWireless, Inc.

Consolidated Statement of Cash Flows

(dollars in thousands)

	For the year ended
	March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(39,186)	$(21,828)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	2,232	556
Non-cash compensation expense attributable to stock awards	4,744	4,970
Deferred income taxes	6,498	—
Bad debt expense	58	—
Accretion expense	12	—
Loss on disposal of assets	29	—
Changes in operating assets and liabilities
Accounts receivable	(166)	(133)
Inventory	(35)	(93)
Prepaid expenses and other assets	(276)	(312)
Accounts payable and accrued expenses	(382)	(2,620)
Accounts payable - officers	(8)	3
Accrued interest expense	—	(3)
Deferred revenue	(786)	(722)
Other liabilities	619	388
Net cash (used) provided by operating activities	(26,647)	(19,794)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	(750)	(2,068)
Purchases of equipment	(1,640)	(9,077)
Payments for patent costs	(1)	(12)
Net cash used by investing activities	(2,391)	(11,157)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from follow-on offering	—	64,792
Payment of notes payable	(495)	(297)
Proceeds from stock option exercises	153	45
Net cash (used by) provided from financing activities	(342)	64,540
Net change in cash and cash equivalents	(29,380)	33,589
CASH AND CASH EQUIVALENTS
Beginning of the year	153,463	119,874
End of the year	$124,083	$153,463